U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): November 18, 2003



                           EASTGROUP PROPERTIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)





         Maryland                         1-7094                  13-2711135
----------------------------      ------------------------   -------------------
(State or Other Jurisdiction      (Commission File Number)   (IRS Employer
of Incorporation)                                            Identification No.)


     300 One Jackson Place, 188 East Capitol Street, Jackson, MS 39201-2195
     ----------------------------------------------------------------------
          (Address of Principal Executive Offices, including zip code)

                                 (601) 354-3555
           ---------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On November 18, 2003, EastGroup Properties, Inc. (the "Company") sold 847,458 shares of common stock to two institutional investors at $29.50 per share. A.G. Edwards & Sons, Inc. was the exclusive placement agent for the offering.

     The Company intends to use the net proceeds of approximately $24,500,000 from the offering for general corporate purposes, including the possible payment of costs of acquisition or development of industrial properties. Pending such uses, the net proceeds will be used to reduce outstanding variable rate debt.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     (5) Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality.

     (8) Opinion of Jaeckle Fleischmann & Mugel, LLP as to certain tax matters.

    (23) Consents of Jaeckle Fleischmann & Mugel, LLP (included as part of Exhibits 5 and 8).

    (99) Placement Agency Agreement between EastGroup Properties, Inc. and A.G. Edwards & Sons, Inc., dated November 13, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2003

                           EASTGROUP PROPERTIES, INC.



                           By: /s/ N. KEITH MCKEY
                              -------------------------
                              N. Keith McKey
                              Executive Vice President, Chief Financial Officer and Secretary

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

                                  Exhibit Index

Exhibit No.         Description

  (5)          Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality.

  (8)          Opinion of Jaeckle Fleischmann & Mugel, LLP as to certain tax matters.

 (23)          Consents of Jaeckle Fleischmann & Mugel, LLP (included  as part of
               Exhibits 5 and 8).

 (99)          Placement Agency Agreement between EastGroup Properties, Inc. and
               A.G. Edwards & Sons, Inc., dated November 13, 2003.



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